UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	March 1, 2012

Exact Name of Registrant as Specified in Its Charter:	CalAmp Corp.

DELAWARE	0-12182	95-3647070
State or Other Jurisdiction of	Commission	I.R.S. Employer
Incorporation or Organization	File Number	Identification No.

Address of Principal Executive Offices:	1401 N. Rice Avenue, Oxnard, CA 93030

Registrant's Telephone Number, Including Area Code:	(805) 987-9000

Former Name or Former Address, if Changed Since Last Report:	Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 425 under the Exchange Act (17 CFR 240.14.a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

     On March 1, 2012, the Company and Richard Gold, currently Vice Chairman of the Board and the Company’s former Chief Executive Officer, entered into the fourth amendment of Mr. Gold’s employment agreement (the “Fourth Amendment”). This amendment represents the final step in a planned transition in which Mr. Gold is voluntarily ending his term of employment with the Company and is expected to return to his role as a non-employee member of the Board of Directors, a status that he held from 2000 until 2008.

     The principal provisions of the Fourth Amendment are: (i) a reduction in Mr. Gold’s monthly base salary from $25,000 to $12,500 effective March 1, 2012; a final date of employment of July 31, 2012; and a vesting date of July 31, 2012 for Mr. Gold’s equity awards that were originally scheduled to vest at various dates in 2013 and 2014.

     The Fourth Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Fourth Amendment to Employment Agreement between the Company and Richard Gold effective March 1, 2012

     Portions of this report may constitute "forward-looking statements" as defined by federal law. Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Any such statements are made in reliance on the "safe harbor" protections provided under the Private Securities Litigation Reform Act of 1995.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALAMP CORP.

March 5, 2011	By:	/s/ Richard Vitelle
Date		Richard Vitelle,
Vice President-Finance
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description
10.1	Fourth Amendment to Employment Agreement between the Company and Richard Gold effective March 1, 2012